Exhibit 10.2

MIVA, INC.

RESTRICTED STOCK UNIT AGREEMENT

Name of Participant (the “Participant”): ___________________________________ Date of Restricted Stock Unit Award: _________________, 2006 Number of Restricted Stock Units: _____________

This Restricted Stock Unit Agreement (the “Agreement”) is entered into as of the date set forth above (the “Award Date”) by and between MIVA, Inc., a Delaware corporation (the “Company”), and the Participant. Defined terms not explicitly defined in this Agreement shall have the same definitions as in the Plan.

* * * * *

          WHEREAS, the Company has adopted the FindWhat.com 2004 Stock Incentive Plan (the “Plan”) administered by a committee of the Company’s Board of Directors (the “Committee”); and

          WHEREAS, pursuant to the Plan, as of the Award Date, the Company granted to Participant Restricted Stock Units as set forth above (the “RSUs”) and is executing this Agreement with Participant for the purpose of setting forth the terms and conditions of such RSUs;

          NOW, THEREFORE, in consideration of the premises and the covenants and conditions contained herein, the Company and Participant agree as follows:

     1.     Grant of Restricted Stock Units.

          The Company hereby confirms the grant of the RSUs to Participant as of the Award Date. Subject to the terms of this Agreement and the Plan, the RSUs granted under this Agreement shall vest during the period set forth in Section 2 below. As soon as administratively practicable following the last day of the calendar quarter in which any Vesting Date (as defined in Section 2 below) occurs, but in no event later than March 15 of the calendar year following the calendar year in which any Vesting Date occurs, the Company shall issue to Participant one (1) share of Stock or a cash payment equal to the Fair Market Value of one (1) share of Stock on the settlement date for each vested RSU. With respect to the RSUs covered by this Agreement, thirty-five percent (35%) (rounded to the nearest whole number of RSUs) of the RSUs that vest on each Vesting Date shall be settled in cash in order to provide Participant with an amount of cash approximately equal to Participant’s estimated tax liability arising in connection with the vesting of such RSUs. Any shares of Stock issued upon the vesting of an RSU shall be subject to restrictions on transferability under Rule 144 under the Securities Act of 1933, as amended, except with respect to Rule 144(d), and any certificates evidencing such shares shall bear the following legend:

THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE  SUBJECT TO RESTRICTIONS ON TRANSFERABILITY UNDER RULE 144  UNDER THE SECURITIES ACT OF 1933, AS AMENDED (OTHER THAN WITH RESPECT TO RULE 144(D)) AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH RULE 144 (OTHER THAN RULE 144(D)) OR AN  OPINION OF COUNSEL TO THE EFFECT THAT COMPLIANCE WITH RULE 144 IS NOT REQUIRED.

     2.     Vesting of Restricted Stock Units.

          [Five-twelfths (5/12) of the RSUs] (rounded to the nearest whole number) automatically will vest in Participant on the date of grant. The remaining RSUs will automatically vest on the last day of each month following the Award Date (each such anniversary being referred to in this Agreement as a “Vesting Date”) in the increments set forth in the table below (rounded to the nearest whole number); provided, however, that no RSUs shall vest in Participant on a particular Vesting Date unless Participant has continuously served as a member of the Board from the Award Date until such Vesting Date.

Vesting Date	Vested Percentage
June 30, 2006	1/12
July 31, 2006	1/12
August 31, 2006	1/12
September 30, 2006	1/12
October 31, 2006	1/12
November 30, 2006	1/12
December 31, 2006	1/12

          Any RSUs that have not otherwise vested as of the last Vesting Date under this Agreement as a result of rounding numbers in accordance with the provisions of this Section 2 shall vest as of the last Vesting Date under this Agreement.

     3.     Termination of Service as a Director.

          Upon termination of Participant’s service as a member of the Board for any reason, Participant shall forfeit any unvested RSUs. No shares shall be issued or issuable with respect to any portion of the RSUs that terminate unvested and is forfeited.

     4.     Adjustments Upon the Occurrence of Certain Events.

          In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, such substitutions or adjustments shall be made in the aggregate number, kind of shares, purchase price and/or appreciation base of shares of Stock subject to the RSUs under this Agreement, as may be determined to be appropriate by the Board or the Committee, as the case may be, in its sole discretion, in order to prevent dilution or enlargement of rights; provided, however, that the number of shares covered by the RSUs shall always be a whole number.

     5.      Change of Control.

          In the event of a Change of Control, all vesting restrictions applicable to the RSUs shall lapse, and all RSUs covered by this Agreement shall be settled within sixty (60) days following such Change of Control, unless the provisions of Section 14 of the Plan are suspended or terminated by the Board prior to the occurrence of such Change of Control.

     6.     Representations of Participant.

          Participant hereby represents and warrants to the Company as follows:

          (a)     Participant has full legal power, authority, and capacity to execute and deliver this Agreement and to perform Participant's obligations under this Agreement; and this Agreement is a valid and binding obligation of Participant, enforceable in accordance with its terms, except that the enforcement of this Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (b)      Participant is aware of the public availability on the Internet at www.sec.gov of the Company's periodic and other filings made with the United States Securities and Exchange Commission.

          (c)      Participant acknowledges and agrees that the Plan is discretionary in nature and may be amended, cancelled or terminated by the Company, in its sole discretion, at any time; provided, however, that no such amendment may be made by the Board or Committee, as the case may be, that, in any material respect, impairs the rights of Participant without Participant’s consent, except for such amendments that are made to cause the Plan to qualify for the exemption provided by Rule 16b-3 of the Securities Exchange Act of 1934 or to be in compliance with the provisions of Section 162(m). The grant of RSUs represent a one-time benefit and does not create any contractual right or other right to receive RSUs or benefits in lieu of RSUs in the future.

          (d)      Participant acknowledges and agrees that Participant’s participation in the Plan is voluntary. The value of the RSUs is an extraordinary item of compensation outside the scope of Participant’s service contract, if any. The RSUs are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, service awards, pension, or retirement benefits or similar payments.

     7.     Representations and Warranties of the Company.

          The Company hereby represents and warrants to Participant as follows:

          (a)     The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has all requisite corporate power and authority to enter into this Agreement, to grant the RSUs to Participant, and to perform its obligations under this Agreement.

          (b)     The execution and delivery of this Agreement by the Company have been duly and validly authorized; and all necessary corporate action has been taken to make this Agreement a valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforcement of this Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (c)     When issued to Participant as provided for in this Agreement, the shares covered by the RSUs will be duly and validly issued, fully paid, and non-assessable.

     8.      Data Authorization.

          Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 8. The Company, its Subsidiaries and affiliates, hold certain personal information about Participant, including name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Awards or any other entitlement to shares of Stock under the Plan, for the purpose of managing and administering the Plan (“Data”). The Company, its Subsidiaries and/or affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Participant’s participation in the Plan, and the Company, its Subsidiaries and/or affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere, such as the United States. Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Stock on Participant’s behalf to a broker or other third party with whom Participant may elect to deposit any shares of Stock acquired pursuant to the RSUs. Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein by contacting the Company in writing; however, withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan.

     9.     Restriction on Sale or Transfer of Award Shares.

          (a)      The RSUs may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered, except as provided in the Plan or this Agreement, from the Award Date until the Vesting Date applicable to such RSUs. Participant shall not have any rights of a stockholder of the Company with respect to the RSUs until shares of Stock have been issued.

          (b)      The RSUs shall not be subject to the debts, contracts, liabilities or torts of the person entitled to such RSUs. No Award hereunder shall be assignable or transferable by Participant except by will, by the laws of descent and distribution and by such other means as the Committee may approve from time to time, and shall be exercisable, during Participant’s lifetime, only by Participant or Participant’s guardian or legal representative. Any attempted assignment, sale, transfer, pledge, mortgage, encumbrance, hypothecation, or other disposition of the RSUs contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon an award under the Plan shall be null and void and without effect.

     10.      Withholding.

          The RSUs shall be subject to applicable foreign, federal, state and local withholding tax requirements. Foreign, federal, state and local withholding tax due under the terms of the Plan shall be paid upon such terms and conditions as the Committee shall determine, in its sole discretion.

     11.      Application of Plan.

          The relevant provisions of the Plan relating to Other Stock-Based Awards and the authority of the Committee under the Plan shall be applicable to this Agreement to the extent that this Agreement does not otherwise expressly address the subject matter of such provisions.

     12.     General Provisions.

          (a)      Notices. All notices, requests, consents, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon personal delivery to the person for whom such item is intended (including by a reputable overnight delivery service which shall be deemed to have effected personal delivery) or upon deposit, postage prepaid, registered or certified mail, return receipt requested, in the United States mail as follows:

(i) if to Participant, addressed to Participant at Participant's address shown on the stockholder records maintained by the Transfer Agent or at such other address as Participant may specify by written notice to the Transfer Agent, or

(ii) if to the Company, addressed to John Pisaris, General Counsel, 5220 Summerlin Commons Boulevard, Suite 500, Fort Myers, FL 33907.

Each such notice, request, consent, and other communication shall be deemed to have been given upon receipt thereof as set forth above or, if sooner, three (3) business days after deposit as described above. An address for purposes of this Section 12(b) may be changed by giving written notice of such change in the manner provided in this Section 12(b) for giving notice. Unless and until such written notice is received, the addresses referred to in this Section 12(b) shall be deemed to continue in effect for all purposes of this Agreement.

          (b)      Compliance With Law. The obligations of the Company with respect to this Agreement shall be subject to (i) all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and (ii) the rules and regulations of any securities exchange or association on which the Stock may be listed or quoted.

          (c)      Award Agreements. The Board or the Committee, as the case may be, may terminate this Agreement if it is not executed and returned to the Company within thirty (30) days after it has been delivered to Participant for his or her execution.

          (d)      No Right To Continued Service. Nothing contained in the Plan or this Agreement shall be deemed to confer upon Participant any right to continue in the service of (or any other relationship with) the Company or any Subsidiary.

          (e)      Severability. The Company and Participant agree that the provisions of this Agreement are reasonable and shall be binding and enforceable in accordance with their terms and, in any event, that the provisions of this Agreement shall be enforced to the fullest extent permitted by law. If any provision of this Agreement for any reason shall be adjudged to be unenforceable or invalid, then such unenforceable or invalid provision shall not affect the enforceability or validity of the remaining provisions of this Agreement, and the Company and Participant agree to replace such unenforceable or invalid provision with an enforceable and valid arrangement which in its economic effect shall be as close as possible to the unenforceable or invalid provision.

          (f)      Successors. This Agreement is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

          (g)      Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of law doctrine.

          (h)      Gender and Number. Words denoting the masculine gender shall include the feminine gender, and words denoting the feminine gender shall include the masculine gender. Words in the plural shall include the singular, and the singular shall include the plural.

          (i)      Headings. The headings used in this Agreement are for convenience only, do not constitute a part of the Agreement, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Agreement, and all provisions of the Agreement shall be construed as if no captions had been used in the Agreement.

          (j)      Plan Provisions Control. In the event any provisions of this Agreement shall conflict with any term in the Plan, the term in the Plan shall control.

          (k)      No Strict Construction. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any agreement executed in connection with the Plan, any RSUs granted under the Plan, or any rule, regulation or procedure established by the Committee.

          (l)     Further Assurances. The Company and Participant agree to use their best efforts and act in good faith in carrying out their obligations under this Agreement. The Company and Participant also agree to execute and deliver such additional documents and to take such further actions as reasonably may be necessary or desirable to carry out the purposes and intent of this Agreement.

          (m)      Code Section 409A. Notwithstanding any other provision of this Agreement to the contrary, Participant and the Company shall in good faith amend this Agreement to the limited extent necessary to comply with the requirements under Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations or other guidance issued thereunder, in order to ensure that any amounts paid or payable hereunder are not subject to the additional 20% income tax thereunder while maintaining to the maximum extent practicable the original intent of this Agreement.

          IN WITNESS WHEREOF, the Company and Participant have executed this Restricted Stock Unit Agreement as of the Award Date.

COMPANY

By:	_______________________________
Name:	_______________________________
Title	_______________________________

PARTICIPANT

____________________________________
[Participant]

Date:____________, 2006